UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2015

Marlin Midstream Partners, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36018	46-2627595
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2105 CityWest Boulevard, Suite 100 Houston, Texas 77042
(address of principal executive offices) (zip code)
(832) 200-3702
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Transaction Agreement

On January 14, 2015, Marlin Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), entered into a Transaction Agreement (the “Transaction Agreement”) by and among the Partnership, Azure Midstream Energy LLC, a Delaware limited liability company (“Azure”), Marlin Midstream GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), NuDevco Midstream Development, LLC, a Texas limited liability company and an affiliate of the Partnership (“NuDevco”), and Marlin IDR Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of NuDevco (“IDRH”). Upon the consummation of the transactions contemplated by the Transaction Agreement (as described below), the Partnership will acquire the Legacy gathering system (the “Legacy System”) from Azure and Azure will acquire all of the equity interests in the General Partner and 90% of the Partnership’s incentive distribution rights from NuDevco.

The transactions contemplated by the Transaction Agreement include the following:

•
Prior to effecting the transactions contemplated by the Transaction Agreement, the Partnership will (i) amend and restate its partnership agreement to reflect the unitization of all of the Partnership’s incentive distribution rights (as unitized, the “IDR Units”) and (ii) recapitalize the incentive distribution rights owned by IDRH into 100 IDR Units.

•	The Partnership will redeem 90 IDR Units held by IDRH in exchange for a payment by the Partnership of $63 million to IDRH (the “Redemption”).

•
Immediately following the Redemption, Azure will contribute to the Partnership the Legacy System through the contribution, indirectly or directly, of (i) all of the outstanding general and limited partner interests in Talco Midstream Assets, Ltd., a Texas limited liability company and subsidiary of Azure and (ii) certain assets (the “TGG Assets”) owned by TGG Pipeline, Ltd., a Texas limited liability company and subsidiary of Azure, in exchange for aggregate consideration of $162.5 million, which will be payable to Azure $99.5 million in cash and by the issuance of 90 IDR Units (the foregoing transaction, collectively, the “Contribution”).

•
Immediately following the Contribution, Azure will purchase from NuDevco (i) all of the outstanding membership interests in the General Partner (the “GP Purchase,”) and (ii) an option to acquire up to 20% of each of the common units and subordinated units of the Partnership held by NuDevco as of the execution date of the Transaction Agreement (the “Option,” together with the Redemption, Contribution and GP Purchase, the “Transactions”).

The Transaction Agreement contains customary representations and warranties, covenants and indemnity provisions. Azure has agreed to indemnify the Partnership with respect to (i) a breach or inaccuracy of its representations and warranties set forth in the Transaction Agreement, (ii) any breach of any of Azure’s covenants and agreements set forth in the Transaction Agreement, (iii) liabilities related to certain assets and operations of Azure that are not being contributed to the Partnership under the Transaction Agreement and (iv) current liabilities attributable to the assets and interests being contributed to the Partnership immediately prior to the closing of the transactions contemplated in the Transaction Agreement. The Partnership has agreed to indemnity Azure with respect to (a) any breach of any of the Partnership’s covenants and agreements set forth in the Transaction Agreement and (ii) liabilities related to the TGG Assets arising before, on or after the consummation of the Transaction. In addition, NuDevco has agreed to indemnify Azure with respect to a breach or inaccuracy of its representations, warranties, covenants and agreements in the Transaction Agreement, as well as liabilities of the General Partner not assumed by Azure.

The consummation of the Transactions is subject to the satisfaction of customary closing conditions, including, among other things, (i) the receipt by Azure of the necessary consents under its existing credit facility; (ii) the receipt of Partnership debt financing described below; (iii) the absence of legal impediments prohibiting the Transactions; (iv) subject to specified materiality standards, the accuracy of the representations and warranties of, and the performance of all covenants by, the parties; and (v) and the absence of a material adverse effect on the assets, liabilities, business, condition or operations of the parties or the Legacy System. There is no assurance that all of the conditions to the consummation of the Transactions will be satisfied. We currently expect the Transactions to close in the first quarter of 2015.

The Transaction Agreement contains certain termination rights, including, among others, if (i) the Transactions are not consummated on or before March 30, 2015 and (ii) there is a breach of representations, warranties or covenants, and such breach results in the failure of closing conditions to be satisfied.

The Partnership intends to refinance and amend and restate its existing revolving credit facility, including increasing the aggregate commitments by up to $175 million (for total aggregate commitments of up to $225 million) (the “Senior Credit Facility”)

for the purpose of, among other things, (i) financing the Transactions and (ii) paying related fees, commissions and expenses in connection with the Transactions. The Partnership has entered into a debt commitment letter regarding the Senior Credit Facility with Wells Fargo Bank, National Association, Bank of America, N.A. and Société Générale and certain of their affiliates (collectively, the “Lenders”), whereby the Lenders have agreed (a) to provide an aggregate of $120 million of the principal amount of the Senior Credit Facility and (b) to use their reasonable best efforts to secure commitments for an additional $105 million of the principal amount of the Senior Credit Facility, in each case subject to the terms and conditions thereof.

The terms of the Transaction Agreement were unanimously approved on behalf of the Partnership by the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner (the “Board”), which approval constituted “Special Approval” as required under the terms and provisions of the Partnership’s First Amended and Restated Agreement of Limited Partnership, and by the full Board. The Conflicts Committee, composed of independent members of the Board, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transactions. In approving the Transactions, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the terms of the transactions contemplated by the Transaction Agreement and all related agreements are fair to the Partnership and its common unitholders (other than the holders of the Partnership’s general partner interests, the holders of the Partnership’s incentive distribution rights and their respective affiliates) from a financial point of view.

The Transaction Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the foregoing description of the Transaction Agreement is qualified in its entirety by reference to such exhibit.

The Transaction Agreement and the above description have been included to provide investors and unitholders with information regarding the terms of the Transaction Agreement. They are not intended to provide any other factual information about the Partnership, the General Partner, NuDevco, Azure or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of the Transaction Agreement as of the specific dates therein, were solely for the benefit of the parties to the Transaction Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Partnership, the General Partner, NuDevco, Azure or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Partnership. Accordingly, investors should read the representations and warranties in the Transaction Agreement not in isolation but only in conjunction with the other information about the Partnership and its subsidiaries that the Partnership includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission (“SEC”).

Relationships

Each of the Partnership, the General Partner and IDRH is a direct or indirect subsidiary of NuDevco. As a result, certain individuals, including officers and directors of NuDevco and the General Partner, serve as officers and/or directors of more than one of such other entities. The General Partner, as the general partner of the Partnership, holds all of the outstanding general partner units of the Partnership, which represents an approximate 2% general partner interest in the Partnership, and NuDevco holds approximately 10.7 million limited partner units, which represents an approximate 59.2% limited partner interest in the Partnership.

Cautionary Statement on Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. The forward-looking statements contained herein include statements about the future: the closing of the Transactions, including the receipt of specified third-party consents and approvals, the ability of the Partnership to obtain the necessary financing to consummate the Transactions, the absence of legal impediments prohibiting the Transactions and the absence of a material adverse effect on the assets, liabilities, business, condition or operations of the parties or the Legacy System. These statements are subject to the general risks inherent in the Partnership’s and Azure’s businesses and may or may not be realized. Some of the Partnership’s expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, the Partnership’s business and operations involve numerous risks and uncertainties, many of which are beyond the Partnership’s control, which could materially affect the Partnership’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting the Partnership’s business is contained in its filings with the SEC. The forward-looking statements are only as of the date made, and the Partnership does not undertake any obligation to (and each expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the issuance and sale by the Partnership of the IDR Units to Azure is incorporated herein by reference. The new IDR Units will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

Item 7.01 Regulation FD Disclosure.

On January 15, 2015, the Partnership and Azure issued a joint press release relating to Transactions, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1*
Transaction Agreement, dated as of January 14, 2015, by and among Azure Midstream Energy LLC, Marlin Midstream Partners, LP, Marlin Midstream GP, LLC, Marlin IDR Holding, LLC and NuDevco Midstream Development, LLC.

99.1	Joint Press Release of Marlin Midstream Partners, LP and Azure Midstream Energy LLC, issued January 15, 2015, relating to the Transactions.
________________

* Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2015                        MARLIN MIDSTREAM PARTNERS, LP
By: Marlin Midstream GP, LLC, its general partner

By: /s/ Amanda Bush
Amanda Bush
Chief Financial Officer and
Principal Accounting Officer

Exhibit Index

Exhibit No.	Exhibit Description
2.1*
Transaction Agreement, dated as of January 14, 2015, by and among Azure Midstream Energy LLC, Marlin Midstream Partners, LP, Marlin Midstream GP, LLC, Marlin IDR Holding, LLC and NuDevco Midstream Development, LLC.

99.1	Joint Press Release of Marlin Midstream Partners, LP and Azure Midstream Energy LLC, issued January 15, 2015, relating to the Transactions.

________________

* Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.